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Exhibit 23  CONSENT OF EXPERTS AND COUNSEL
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Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement Number 33-91882 (Form S-8) pertaining to the Employee Incentive Stock Plan and the Board of Directors Stock Option Plan of Fifth Dimension Inc., and the related Prospectuses of our report dated May 5, 1998 included and incorporated by reference in this Form 10-K for the year ended December 31, 1997.


/s/ WITHUM, SMITH & BROWN
Withum, Smith & Brown
Princeton, New Jersey
May 21, 1998